Exhibit 10.1

INTEGRATED DEVICE TECHNOLOGY, INC.
EXECUTIVE RETENTION PLAN

1.	Purpose

The purpose of this document is to set forth the terms and conditions applicable to the Integrated Device Technology, Inc. Executive Retention Plan (the “Retention Plan”) established by the Compensation Committee of the Board of Directors of Integrated Device Technology, Inc. (the “Company”). The Retention Plan is intended to provide a means to reinforce objectives for sustained long-term performance and value creation by awarding selected key employees of the Company with payments in Company stock under the Company’s 2004 Equity Plan (the “Equity Plan”) based on the level of achievement of pre-established performance goals during a specified performance period. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Equity Plan.

2.	Effective Date

This Retention Plan shall be effective upon its adoption by the Committee or the Board. On the Effective Date, the Committee or the Board shall specify the performance period.

3.	Administration

This Retention Plan shall be administered by the Committee in accordance with Article 12 of the Equity Plan.

4.	Participation & Eligibility

Each of the President and Chief Executive Officer’s direct reports shall be participants in the Retention Plan (each, a “Participant”).

5.	Performance Stock Units

The Retention Plan shall be implemented through the grant of Performance Stock Units to each Participant. The Performance Stock Units will vest in two equal installments and the number of shares issuable upon vesting of the Performance Stock Units shall be determined based upon the achievement of the performance goals, in each case, as described below. The first installment of vesting shall occur on the Determination Date (as defined below) and the second installment of vesting shall occur on the first anniversary of the Determination Date.

6.	Performance Goals

The number of shares of Company common stock issuable upon vesting of the Performance Stock Units will be based upon the achievement of two performance goals –

Exhibit 10.1

Non-GAAP Operating Margin (the “Operating Margin Goal”) and Revenue Growth over Peer Group Median (the “Revenue Goal”). The Committee shall specify the targets for the Operating Margin Goal and the Revenue Goal at the time Performance Stock Units are granted. Within thirty (30) days following the Board’s review of the Company’s year-end financial statements following the end of the performance period, the Committee will review and certify the achievement of the Operating Margin Goal and the Revenue Goal and establish a factor for each (the date of such certification, the “Determination Date”). The “Operating Margin Goal Factor” will be calculated by multiplying the percentage achievement of the Operating Margin Goal (as determined in accordance with the action awarding the Performance Stock Units) times 0.60. The “Revenue Goal Factor” will be calculated by multiplying the percentage achievement of the Revenue Goal (as determined in accordance with the action awarding the Performance Stock Units) times 0.40.

7.	Calculation of Shares Issuable Upon Vesting of Performance Stock Units

The number of shares of Company common stock issuable upon vesting of the Performance Stock Units on each vesting date shall be calculated as follows:

(Number of Performance Stock Units)
X
(Operating Margin Goal Factor + Revenue Goal Factor)
X
(50%)

8.	General Provisions

A.	Payment of Awards – Any shares issuable upon vesting of Performance Stock Units shall be issued within thirty (30) days following the vesting date.

B.
Employment as a Condition Precedent – No Participant shall have a right to receive Performance Stock Units or shares of Company common stock under this Retention Plan unless the Participant remains continuously employed by the Company or any of its subsidiaries, affiliates or successors through the date the Performance Stock Units vest.

Disputes – All disputes with respect to this Retention Plan will be resolved by the Committee, whose decision will be final.